UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15  (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




Date  of  Report  (Date  of  earliest  event  reported):     June  19,  2003


                               Borden Chemical, Inc.
              --------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


    New Jersey                            I-71                    13-0511250
----------------                          ------                 --------------
(State or Other Jurisdiction of     (Commission File          (I.R.S.  Employer
   Incorporation)                        Number)           Identification  No.)


    180 East Broad Street, Columbus, Ohio                       43215-3799
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   (Address of Principal Executive Offices)                     (Zip Code)



Registrant's Telephone Number, Including Area Code:           614-225-4000
                                                             --------------


                                       N/A
                         ------------------------------
          (Former Name of Former Address, if Changed Since Last Report)









































ITEM  9.     Regulation  FD  Disclosure.

Beginning in mid-June 2003, Borden Chemical, Inc. initiated a restructuring program designed to reduce operating expenses and increase organizational efficiency. Upon completion, the restructuring is expected to reduce total worldwide employment by eight percent, or approximately 200 people. The Company anticipates the restructuring will be completed by year-end and expects resulting annualized savings of approximately $20 million. The Company expects to incur restructuring costs during 2003 and 2004 associated with this program totaling approximately $16 million, which will be recorded with in accordance with Financial Accounting Standards Board Statement No. 146.



CAUTIONARY  NOTE  CONCERNING  FORWARD-LOOKING  INFORMATION

Statements contained in this filing may include "forward-looking statements" under the meaning of the Securities Exchange Acts of 1933 and 1934. These statements contain words such as "expected," "anticipates," and "approximately." Actual results could vary materially depending on risks and uncertainties that may affect the company's operations, markets, services, prices and other factors discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental, and technological factors, and factors of timing, cost and execution associated with the abovementioned restructuring initiative. There is no assurance that the company's expectations will be realized. The company assumes no obligation to provide revision to any forward-looking statements should circumstances changes, except as otherwise required by securities and applicable laws.
























































                                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  BORDEN CHEMICAL, INC.


Date:   June 20, 2003
                                                  By:  /s/ William H. Carter
                                                  -----------------------------
                                                  Executive Vice President and
                                                  Chief Financial Officer